                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              MCGRATH RENT CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[ LOGO ]                       MCGRATH RENTCORP





            --------------------------------------------------------------
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            --------------------------------------------------------------


                                     JUNE 5, 1997


    Notice is hereby given that the 1997 Annual Meeting of Shareholders of McGrath RentCorp, a California corporation, will be held at McGrath RentCorp's Corporate Headquarters located at 2500 Grant Avenue, San Lorenzo, California 94580, on Thursday, June 5, 1997, at 2:00 p.m., local time, for the following purposes:

    1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected;

    2. To approve an amendment to the Bylaws of McGrath RentCorp to increase the authorized number of directors.

    3. To approve the appointment of Arthur Andersen LLP as McGrath RentCorp's independent public accountants for the year ending December 31, 1997; and

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Shareholders of record at the close of business on April 15, 1997 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. All shareholders are cordially invited to attend the Meeting in person. However, to insure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the accompanying postage-prepaid envelope. Any shareholder attending the Meeting may vote in person even if he or she has returned the Proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS

April 24, 1997                               DELIGHT SAXTON, SECRETARY

                                   MCGRATH RENTCORP
                                   ----------------

                                   PROXY STATEMENT
                                   ----------------



                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of McGrath RentCorp (the "Company") to be voted at the 1997 Annual Meeting of Shareholders to be held on Thursday, June 5, 1997, at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's Corporate Headquarters located at 2500 Grant Avenue, San Lorenzo, California 94580.

    These proxy materials were mailed on or about April 28, 1997, to all shareholders entitled to vote at the Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Shareholders of record at the close of business on April 15, 1997, are entitled to notice of, and to vote at, the Meeting. At the record date, 15,008,518 shares of the Company's Common Stock were issued and outstanding.

    THE COMPANY'S OUTSTANDING COMMON STOCK WAS SPLIT 2-FOR-1 ON APRIL 15, 1997 (THE "RECORD DATE"). ON APRIL 25, 1997 (THE "PAYMENT DATE"), NEW STOCK CERTIFICATES WILL BE MAILED TO EACH SHAREHOLDER OF RECORD AS OF THE RECORD DATE (APRIL 15) TO EVINCE ONE ADDITIONAL SHARE FOR EACH SHARE HELD ON THE RECORD DATE. THEREFORE, FOR EACH SHARE OF THE COMPANY'S COMMON STOCK HELD BY A SHAREHOLDER IMMEDIATELY PRIOR TO APRIL 15, THE SHAREHOLDER BECAME THE HOLDER OF TWO SHARES OF COMMON STOCK AND WILL BE ENTITLED TO VOTE BOTH SHARES AT THE ANNUAL MEETING OF SHAREHOLDERS.

    ANY PERSON WHO BOUGHT A SHARE OF THE COMPANY'S COMMON STOCK BETWEEN APRIL 15 AND APRIL 25, 1997 IS ENTITLED TO RECEIVE THE ADDITIONAL SHARE BEING MAILED ON APRIL 25, 1997. THE COMPANY'S COMMON STOCK IS TRADED ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "MGRC," AND PRICES ON NASDAQ WILL BE ADJUSTED ON APRIL 28, 1997 (THE "EX DATE," THE FIRST BUSINESS DAY AFTER THE PAYMENT DATE) TO REFLECT THE STOCK SPLIT.


    ALL SHARE AND PER SHARE NUMBERS IN THIS PROXY STATEMENT REFLECT THIS 2-FOR-1 STOCK SPLIT; HOWEVER, THE SHARE AND PER SHARE NUMBERS PRINTED IN THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS (ACCOMPANYING THIS PROXY STATEMENT) DO NOT REFLECT THE STOCK SPLIT.

VOTING

    In order to conduct business at the Meeting, a quorum must be established. The presence in person or by proxy of shareholders entitled to vote a majority of the Company's outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting.

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of shares held, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. The proxy holders are given discretionary authority, under the terms of the Proxy, to cumulate votes represented by shares for which they are named in the Proxy. In electing directors, the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected (five) shall be elected.

    Unless otherwise noted herein, each of the Company's proposals (other than the election of directors) described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting at the Meeting if a quorum is present. Unless otherwise instructed, each valid returned Proxy not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposals Nos. 2 and 3 described in this Proxy Statement, and at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

SOLICITATION

    The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                       --------------------------------------
                       PROPOSAL NO. 1:  ELECTION OF DIRECTORS
                       --------------------------------------


NOMINEES

    Directors of the Company are elected annually by the shareholders. The Board has nominated for election as directors the five persons named in the table below to serve until the next annual meeting of shareholders and until their respective successors are duly elected. Vacancies which may occur on the Board of Directors prior to an annual meeting of shareholders may be filled by the remaining Directors. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable, or will decline, to serve as a director. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for under the Proxies will be determined by the proxy holders.

    The names of the nominees and certain information about them are set forth below.



                                                                                                   DIRECTOR
    NAME OF NOMINEE          AGE            PRINCIPAL OCCUPATION                                     SINCE
    ---------------          ---            --------------------                                   --------

    Bryant J. Brooks         70             Independent Financial Consultant                       1989

    Joan M. McGrath          60             Businesswoman                                          1982

    Robert P. McGrath        63             Chairman of the Board and Chief
                                            Executive Officer of the Company                       1979

    Delight Saxton           51             Chief Financial Officer, Vice President of
                                            Administration and Secretary of the Company            1982

    Ronald H. Zech           53             Chairman of the Board, President and Chief
                                            Executive Officer of GATX Corporation                  1989


DESCRIPTION OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

    BRYANT J. BROOKS was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. Since 1975, Mr. Brooks has been an independent financial consultant in San Francisco, California, specializing in valuation of securities of privately held companies. Mr. Brooks received a BS in economics from Yale University in 1950 and an MBA from Harvard University in 1955. He serves as a director of Fair, Isaac and Company, Incorporated, a public corporation engaged in the development and sale of business decision-making systems and software.

    JOAN M. MCGRATH joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994, at which time she resigned that position. She continues to be an employee of the Company with responsibilities in training sales, supervisory and management personnel and general management. She graduated from Marymount College in 1961 with a degree in English literature, received a Master of Arts degree in theology from the University of San Francisco in 1969, and then completed her doctoral studies in philosophy at Fordham University in 1971.

    ROBERT P. MCGRATH is the founder of the Company. He has been a director and its Chief Executive Officer since the Company's formation in 1979, and its Chairman of the Board since 1988. He also served as the Company's President through 1994 and as its Chief Financial Officer until 1993. He is a member of the Executive Compensation Committee of the Company's Board of Directors. Mr. McGrath graduated from the University of Notre Dame in 1955 with a BS in electrical engineering.

    DELIGHT SAXTON has been with the Company since its inception in 1979.
She has been a director and the Secretary of the Company since 1982, its Vice President of Administration since 1989, and its Chief Financial Officer since 1993. Ms. Saxton also served as the Company's Treasurer from 1982 until 1989. She is responsible for administration of personnel and all corporate compliance requirements, monitors the auditing function, and is responsible for the Company's relationships with its bankers and auditors. Ms. Saxton is a member of the Audit Committee of the Company's Board of Directors.

    RONALD H. ZECH was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. In 1994, Mr. Zech was elected President and Chief Operating Officer of GATX Corporation, a New York Stock Exchange listed company. In 1995, he was elected Chief Executive Officer of that corporation, and in 1996 was elected its Chairman of the Board. GATX is engaged in the business of providing transportation and distribution equipment and related services. For the ten years prior to 1994, Mr. Zech had been the President and Chief Executive Officer of GATX's wholly owned subsidiary, GATX Capital Corporation. GATX Capital provided lease and loan financing for aircraft, rail and other equipment. Mr. Zech received a BS in electrical engineering from Valparaiso University in 1965, and an MBA from the University of Wisconsin in 1967.

BOARD MEETINGS

    The Board of Directors of the Company held five meetings and took corporate action by unanimous written consent another five times during the year ended December 31, 1996. All members of the Board of Directors participated at each meeting and on each corporate action.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a three-member Audit Committee consisting of Directors Bryant J. Brooks, Delight Saxton and Ronald H. Zech. The Audit Committee exercises the following powers: (1) nominates the independent auditors of the Company to be approved by the Board of Directors; (2) meets with the independent auditors to review the annual audit; (3) assists the full Board in evaluating the auditors' performance; and (4) reviews internal control procedures, related party transactions and, where appropriate, potential conflict of interest situations. The Audit Committee met two times during 1996, and all members of the Committee participated at each meeting.

    The Board of Directors also has a three-member Executive Compensation Committee consisting of Directors Bryant J. Brooks, Robert P. McGrath and Ronald H. Zech. The Executive Compensation Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers. The Executive Compensation Committee held one meeting during 1996, and all members of the Committee participated at that meeting.

    The Board has a Long-Term Stock Bonus Plan Committee which administers the Company's Long-Term Stock Bonus Plan. All members of the Board of Directors, except a Director who was a participant in the Long-Term Stock Bonus Plan at any time within the preceding twelve months, are automatically members of this Committee. At the present time, all five directors of the Company are members of the Long-Term Stock Bonus Plan Committee. The Long-Term Stock Bonus Plan Committee held no meetings but took action by unanimous written consent one time during 1996.

COMPENSATION OF DIRECTORS

    Each director who is not also an officer or employee of the Company is compensated for his or her services as a director at the rate of $11,000 per annum plus an additional fee of $600 per meeting for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $600 fee is paid to the Director). Mr. Brooks and Mr. Zech each received $13,400 for their services as directors of the Company during 1996. All directors, including those who are officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.


                        ------------------------------------
                        PROPOSAL NO. 2:  AMENDMENT OF BYLAWS
                        ------------------------------------


    The Board of Directors is submitting to the shareholders for their approval a proposal to amend the Bylaws of the corporation to increase the authorized number of persons to sit as directors on the Company's Board.

    The Company's Bylaws currently provide that the number of directors of the corporation shall be between three (3) and five (5) with the exact number to be set by either the Board or the shareholders. The exact number has been set at five (5) directors since 1989. Since 1989, the Company's business has more than doubled to annual revenues of over $89 Million. The Board of Directors believes that the Company would be well served by augmenting the Board with additional, qualified directors. The Board requests the shareholders approve a change in the authorized number of directors to a variable number between four (4) and seven (7), with the exact number remaining at five (5) until changed at some time in the future by either the Board or the shareholders. It is the Board's intention to increase its size at such time one or more new, qualified directors are selected and agree to serve. At this point, no candidates to become new members of the Board of Directors have been identified.

    The Board of Directors has unanimously recommended that the shareholders approve amending Section 3.2 of the Bylaws of the Company so the section will read as follows:

              "3.2 NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than four (4) nor more than seven (7). The exact number of directors shall be five (5) until changed, within the limits specified above, by an amendment to this Section 3.2 duly adopted by either the Board of Directors or the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to this Section 3.2 duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote."

    The Board of Directors recommends a vote "FOR" such proposal.


                    --------------------------------------------
                    PROPOSAL NO. 3:  RATIFICATION OF APPOINTMENT
                         OF INDEPENDENT PUBLIC ACCOUNTANTS
                    --------------------------------------------


    The Board of Directors of the Company, with the approval of its Audit Committee, has appointed Arthur Andersen LLP to audit the books and records of the Company for year ending December 31, 1997. A resolution will be offered at the Meeting to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants.

    Representatives of the accounting firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    The Board of Directors recommends a vote "FOR" such proposal. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.


                               --------------------
                                   OTHER MATTERS
                               --------------------


    The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.




                            STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the Company's stock price since December 31, 1991 against (1) the S&P 500 Index and (2) the composite prices of the companies listed by Value Line, Inc. in its Industrial/Business Services Industries Group ("Peer Group").


                             [PERFORMANCE GRAPH]


    The graph assumes an investment of $100 on December 31, 1991 and monthly reinvestment of dividends thereafter, and is based upon information provided to the Company by Value Line, Inc.

                          EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding the executive officers of the Company.



             NAME           AGE             POSITION HELD WITH THE COMPANY
             ----           ---             ------------------------------

      Robert P. McGrath     63              Chairman of the Board and
                                             Chief Executive Officer

      Dennis C. Kakures     40              President and Chief Operating Officer

      Delight Saxton        51              Chief Financial Officer, Vice President
                                             of Administration and Secretary

      Thomas J. Sauer       40              Vice-President and Treasurer




    Robert P. McGrath and Delight Saxton are also directors of the Company and descriptions of them appear under "Proposal No. 1: Election of Directors --Description of Nominees for Election to the Board of Directors" above.

    DENNIS C. KAKURES joined the Company in 1982 as Sales and Operations Manager of the Company's Northern California office. He became a Vice President of the Company in 1987, Chief Operating Officer in 1989, Executive Vice President in 1993, and President in 1995. He is responsible for the sales and operations of the Company. He earned a BS in marketing at California State University at Hayward in 1978.

    THOMAS J. SAUER joined the Company in 1983 as its Accounting Manager, became its Controller in 1987, Treasurer in 1989, and a Vice-President in 1995. Mr. Sauer is responsible for accounting, financial reporting and corporate taxes. Mr. Sauer is a Certified Public Accountant, and he had been employed by Arthur Andersen LLP, the Company's auditors, from 1980 to 1983. He earned a BS degree in business at the University of California at Berkeley in 1978 and an MBA in accounting at Golden Gate University, San Francisco in 1980.

    Each executive officer of the Company serves at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's other executive officers for services rendered in all capacities to the Company for each of the last three years.



                                                ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                -------------------                 ----------------------
           NAME AND                                                                                               ALL OTHER
      PRINCIPAL POSITION           YEAR        SALARY         BONUS           AWARDS(1)              PAYOUT(2)    COMPENSATION(3)
      ------------------           ----      --------      --------           ---------              ---------    ---------------

    ROBERT P. MCGRATH              1996      $336,000      $201,449                 --                    --            $12,571
    CHAIRMAN AND CHIEF             1995       336,000        87,494                 --                    --             13,018
    EXECUTIVE OFFICER              1994       320,000       167,910                 --                    --             11,228


    DENNIS C. KAKURES              1996       192,000       115,114            $42,900               $38,094             14,732
    PRESIDENT AND CHIEF            1995       192,000        50,938             24,681                30,803             15,138
    OPERATING OFFICER              1994       160,000       100,746             13,430                34,921             14,395


    DELIGHT SAXTON                 1996       141,120        65,149                 --                    --             14,732
    CHIEF FINANCIAL OFFICER,       1995       134,400        35,656                 --                    --             15,138
    VICE PRESIDENT OF ADMIN-       1994       128,000        67,164                 --                    --             14,395
    ISTRATION AND SECRETARY


    THOMAS J. SAUER                1996       125,297        58,595             29,201                26,452             14,732
    VICE-PRESIDENT AND             1995       117,100        31,067             16,796                19,671             15,138
    TREASURER                      1994       108,900        61,445              9,656                20,121             14,395


------------------------------------------
1 Upon an award of stock bonus shares under the Company's Long Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See "Long Term Stock Bonus Plan" below. The figures shown in the column designated "Awards" are the values of the vested 20% shares of the Company's Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end of the respective years. Dividends are paid to the officer with respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated "Payout."

2 The figures shown in the column designated "Payout" are the values of the shares of the Company's Common Stock previously earned by the executive officers under the Company's Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.

3 The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the allocation of the Company's contribution to the Company's Employee Stock Ownership Plan for 1996, and his or her share of any re-allocations of forfeited benefits in 1996. See "Employee Stock Ownership Plan" below.

EMPLOYEE STOCK OWNERSHIP PLAN

    The Employee Stock Ownership Plan ("ESOP") was adopted by the Company's Board of Directors and approved by the shareholders effective January 1, 1985. The ESOP is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. A trust was created by the Company under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. All assets acquired by the trust are administered by a Plan Committee composed of Nanci Clifton, Edward Diaz, Brian Jensen, Thomas Sauer, Delight Saxton and Sandy Waggoner (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

    Employees, who are 21 years or older, are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 1996, 153 employees of the Company were participants in the ESOP. Allocations to each eligible participant's trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant's compensation from the Company and time employed by the Company. As provided by law, a participant's interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company's contributions and ESOP allocations will be modified if the ESOP becomes a "top heavy plan" under federal tax laws.

    In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The amount of Company contributions to the ESOP in cash, Company stock or other property is determined by the Company's Board of Directors each year with consideration for federal tax laws. The Company contributed $650,000 cash to the ESOP for the 1996 plan year, and it had made an aggregate of $2,525,000 in cash contributions for the five prior years. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock; however, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

    The Plan Committee has determined that cash dividends paid by the Company on shares of the Company's Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

INCENTIVE STOCK OPTION PLAN

    The Company has a 1987 Incentive Stock Option Plan under which options have been granted to key employees of the Company for the purchase of its Common Stock. Options granted under this Plan are intended to qualify as incentive stock options as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended. The Plan authorizes the issuance of an aggregate of 2,000,000 shares of the Company's Common Stock under options. As of April 15, 1997, options for an aggregate of 852,000 shares had been granted to 28 key employees at exercise prices ranging between $3.06 and $10.75 per share; and of such options granted, options have been exercised for the purchase of 446,068 shares, options for 25,580 shares have been terminated, and options for the remaining 380,352 shares are still outstanding. A balance of 1,173,580 shares remain available for future option grants under the Plan.

    No options were granted under the Plan to any of the Company's executive officers during 1996, and no options under the Plan were exercised by any of the Company's executive officers during 1996. Thomas J. Sauer is the only executive officer of the Company who held an option under the Plan as of December 31, 1996. Mr. Sauer was granted an option in 1987 for the purchase of 150,000 shares at an exercise price of $3.06 per share. As of December 31, 1996, Mr. Sauer had the right to exercise that option as to 147,000 shares, and the remaining 3,000 shares had not yet become exercisable. Based upon a market price of the Company's Common Stock of $12.88 on December 31, 1996, the exercisable portion of Mr. Sauer's option had a value of $1,893,360 as of that date, and the unexercised portion had a value of $38,640. (Mr. Sauer exercised this option and purchased the 150,000 shares in April 1997.)

LONG-TERM STOCK BONUS PLAN

    In 1991, the Company's Board of Directors adopted and the Company's shareholders subsequently approved, a Long-Term Stock Bonus Plan under which 400,000 shares of the Company's Common Stock were reserved for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. The Plan was effective retroactively to January 1, 1990, and all then-existing Long-Term Stock Bonus Plan Agreements were amended to conform to the Plan.

    Nine separate Long-Term Stock Bonus Agreements have been entered into with each of Dennis C. Kakures, the Company's President and Chief Operating Officer, and Thomas J. Sauer, the Company's Vice-President and Treasurer. Each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company's shareholders, with the right to receive any stock bonus earned being subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company. The first Agreement for each officer was based upon the performance of the Company for the year 1990, the second Agreement was based upon the performance of the Company over the two years 1990-91, and the third and subsequent Agreements were each based upon the performance of the Company over successive three-year periods ending December 31, 1992, 1993, 1994, 1995, 1996, 1997 and 1998.

    The following table sets forth certain information with respect to shares of the Company's Common Stock under the first seven Long-Term Stock Bonus Agreements entered into by the Company with Messrs. Kakures and Sauer. The conclusion of the performance periods for the eighth and ninth Agreements have not yet been reached. To date, Messrs. Kakures and Sauer are the only persons who have received Long-Term Stock Bonus Agreements under the Plan. The "values" in the table are calculated based on the market value of the shares of Common Stock as of the end of the year in which they were earned.




                                        AS OF 12/31/96                              WILL VEST IN
                                       ----------------                            --------------
NAME                               EARNED        VESTED             1997        1998        1999        2000
----                               --------     ---------          ------      ------      ------      ------

DENNIS C. KAKURES    SHARES          62,082       37,810            7,506       7,506       5,928       3,332

                     VALUE         $579,576     $307,166          $80,975     $80,975     $67,562     $42,900

THOMAS J. SAUER      SHARES          40,000       23,356            5,172       5,170       4,034       2,268

                     VALUE         $378,861     $192,397          $55,653     $55,634     $45,978     $29,201


REPORT BY THE EXECUTIVE COMPENSATION COMMITTEE

    The Company has a three-member Executive Compensation Committee, consisting of its two outside directors, Bryant J. Brooks and Ronald H. Zech, as well as its Chairman of the Board and Chief Executive Officer, Robert P. McGrath. The Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

    COMPENSATION PHILOSOPHY -- The Company's executive compensation philosophy is to pay for performance. The Executive Compensation Committee believes executive compensation should be reflective of the executive's, as well as the Company's, current and long-term performance, and any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon its own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies. The Committee also believes management should have significant equity participation through the ownership of Common Stock of the

Company so as to align the interests of executives with those of the Company's other shareholders in an effort to achieve long-term shareholder returns.

    COMPONENTS OF EXECUTIVE COMPENSATION -- In addition to the return executives receive along with other shareholders through their individual ownership of shares of the Company's Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus and long-term stock ownership incentives.

         BASE SALARIES -- The Executive Compensation Committee establishes the base salaries of each of the Company's executive officers after considering a variety of factors including the executive's level of responsibility and individual performance, the executive's contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company's financial performance.

         ANNUAL CASH INCENTIVE BONUS -- The Executive Compensation Committee had adopted a formula for calculating a cash incentive bonus for the Company's Chief Executive Officer for 1996 based solely upon the Company achieving certain levels of pre-tax profit for the year, and for calculating cash incentive bonuses for the other executive officers of the Company based upon a combination of the level of the Company's pre-tax profit for the year (75%) and the extent to which each executive officer achieves his or her own individual performance goals as determined by the Chief Executive Officer (25%). The Chief Executive Officer and the President/Chief Operating Officer were eligible to receive bonuses ranging from zero up to a maximum of 70% of their base salaries. The other executive officers of the Company were eligible to receive bonuses ranging from zero up to a maximum of 56% of their base salaries. The aggregate cash incentive bonuses earned by all the Company's executives for 1996 was 55% of their base salaries.

         LONG-TERM STOCK OWNERSHIP INCENTIVES -- The Company has two long-term stock ownership incentive programs for its executives and other key personnel: The Long-Term Stock Bonus Plan and the 1987 Incentive Stock Option Plan.

              By the terms of the Company's Long-Term Stock Bonus Plan, as approved by its shareholders, the grant of stock bonuses is determined by the Company's Long-Term Stock Bonus Plan Committee (SEE "LONG-TERM STOCK BONUS PLAN" ABOVE). The Executive Compensation Committee may make recommendations to the Long-Term Stock Bonus Plan Committee with respect to the granting of stock bonuses under the Plan to executive officers. The Long-Term Stock Bonus Plan has been used to reward the achievement of pre-set, long-term financial goals; and stock bonuses have been awarded for achieving pre-set goals with respect to the average return on equity realized by the Company over successive three-year periods.

              By the terms of the Company's 1987 Incentive Stock Option Plan, as approved by its shareholders, the grant of incentive stock options is determined by the Company's Board of Directors (SEE "INCENTIVE STOCK OPTION PLAN" ABOVE). The Executive Compensation Committee may make recommendations to the Board of Directors with respect to the granting of incentive stock options under the Plan to executive officers. The Board has granted incentive stock options from time to time to executive officers and other key personnel of the Company because the Board believed such grants would be an effective part of the particular executive officer's overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION -- Throughout 1996, Robert P. McGrath was the Chief Executive Officer of the Company, as well as the Chairman of its Board of Directors. Mr. McGrath was the founder of the Company, and he still owns a significant percentage of its Common Stock (SEE "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS" BELOW).

         BASE SALARY -- After a review in early 1996 of the compensation paid to chief executive officers of comparable companies and in consideration of Mr. McGrath's level of responsibility, performance and contributions to the Company's success, the Executive Compensation Committee decided to make Mr. McGrath's compensation more dependent upon the success of the Company by holding his salary at its 1995 level of $336,000, but increasing the maximum amount of incentive bonus which he could earn.

         ANNUAL CASH INCENTIVE BONUS -- Mr. McGrath earned a cash incentive bonus of $201,449 for 1996 (60% of his base salary). This bonus was calculated as a function of the extent to which the Company achieved its goal for pre-tax profits in 1996 in accordance with the formula which had been established by the Executive Compensation Committee early in that year.

         LONG-TERM STOCK OWNERSHIP INCENTIVES -- Mr. McGrath did not participate in any of the various long-term stock ownership incentive plans offered by the Company to its officers and employees (except that, as an employee, he has participated in the Company's Employee Stock Ownership Plan ("ESOP") on the same basis as other employees).

                                 Executive Compensation Committee:

                                         BRYANT J. BROOKS

                                         ROBERT P. MCGRATH

                                         RONALD H. ZECH


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    No member of the Company's Executive Compensation Committee has a compensation committee interlocking relationship (as defined by the Securities and Exchange Commission). One member of the Committee, Robert P. McGrath, is an employee and officer of the Company, and he has participated in deliberations of the Committee concerning executive officer compensation; and as noted below, he has also participated in investor-owned relocatable modular office programs with the Company.

    There are 40 investor-owners who had purchased relocatable modular offices and placed them in the Company's rental fleet for management by it, including three limited partnerships formed in 1980 and 1981 of which Robert
P. McGrath is the general partner (with an aggregate of 24 limited partners) and three limited partnerships formed in 1984 of which the Company is the general partner (with an aggregate of 9 limited partners). The units still in the Company's rental fleet which are owned by the three limited partnerships of which Mr. McGrath is the general partner had an original aggregate purchase price of $1,406,569. Mr. McGrath has a 1% profits interest and a 14% contingent, subordinated profits interest in the three limited partnerships. Mr. McGrath was allocated an aggregate of $157,520 of profits from these three limited partnerships during 1996. Mr. McGrath is also entitled to receive an annual partnership management fee equal to 2% of the original cost of the units purchased. Mr. McGrath in turn has engaged the Company to perform these management services for the identical fee. In addition, Mr. McGrath in his individual capacity purchased relocatable modular offices prior to 1983 directly from the Company and placed those units under the Company's management in its rental fleet on the same terms and conditions as units placed in the fleet by other investor-owners. The units still in the Company's rental fleet which are owned by Mr. McGrath individually had an original cost to the Company of $162,416. His share of rental revenues from these units for the year ended December 31, 1996 was $45,574 and his share of operating expenses, management fees and incentive fees paid to the Company for the year was $27,178.

                           SECURITY OWNERSHIP OF MANAGEMENT
                              AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, each of the directors and officers of the Company, and all officers and directors as a group as of April 15 1997. The table is presented in accordance with the rules of the Securities and Exchange Commission and, accordingly, in several instances beneficial ownership of the same shares is attributed to more than one person.



                                                                                                 BENEFICIAL OWNERSHIP
                                                                                          NUMBER OF          PERCENTAGE OF
   NAME                                    ADDRESS                                      SHARES             OUTSTANDING
  --------                                 -----------                                 -------------      -----------------

  Robert P. McGrath(1, 2, 3)               McGrath RentCorp                               2,321,414                  15.47%
  AND Joan M. McGrath(1, 2, 3)             2500 Grant Avenue
                                           San Lorenzo, CA 94580

  T. Rowe Price Associates, Inc.(4)        100 E. Pratt Street                            1,592,400                  10.61%
  AND T. Rowe Price Small Cap              Baltimore, MD 21202
      Value Fund, Inc.

  Granahan Investment  Manage-             275 Wyman Street                                 805,800                   5.37%
  ment, Inc.(5)                            Waltham, MA 02154

  Sanford C. Bernstein & Co., Inc.         One State Street Plaza                           796,700                   5.31%
                                           New York, NY 10004

  Vanguard Explorer Fund, Inc.(6)          Vanguard Financial Center                        779,800                   5.20%
                                           Valley Forge, PA 19482

  Delight Saxton(1, 3)                     McGrath RentCorp                                 338,958                   2.26%
                                           2500 Grant Avenue
                                           San Lorenzo, CA 94580

  Dennis C. Kakures(3, 7)                  McGrath RentCorp                                 320,226                   2.13%
                                           2500 Grant Avenue
                                           San Lorenzo, CA 94580

  Thomas J. Sauer(3, 7)                    McGrath RentCorp                                 258,708                   1.72%
                                           2500 Grant Avenue
                                           San Lorenzo, CA 94580

  Ronald H. Zech(1)                        GATX Corporation                                   7,000                   0.05%
                                           500 West Monroe
                                           Chicago, IL 60661

  Bryant J. Brooks(1)                      Sansome Street Appraisers                          2,000                   0.01%
                                           114 Sansome Street
                                           San Francisco, CA 94104


  All Executive Officers and Directors as a group (7 PERSONS)(2, 3, 7)                    3,248,306                  21.64%


  -------------------------------

    1    Currently a director of the Company.         (NOTES CONTINUED . . . . )

    2 Includes 239,006 shares held by two organizations controlled by Mr. and Mrs. McGrath; however, they disclaim any beneficial interest in such shares.

    3 Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included are 51,938 shares for Mr. McGrath, 30,220 shares for Ms. McGrath, 38,958 shares for Ms. Saxton, 44,650 shares for
         Mr. Kakures, 32,708 shares for Mr. Sauer, and 198,474 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).

    4 These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 1,174,400 shares, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

    5 Granahan Investment Management, Inc. is an institutional investment firm which disclaims beneficial ownership in these shares. Some of these shares may be the same as those reported above for Vanguard Explorer Fund, Inc.

    6 Some of these shares may be the same as those reported above for Granahan Investment Management, Inc.

    7 Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included are 24,272 shares for Mr. Kakures, 16,644 shares for Mr. Sauer, and 40,916 shares for all executive officers as a group.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company, and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of the Section 16(a) reports the Company received from such persons during or with respect to 1996, and (ii) written representations received from all such persons that no annual Form 5 reports were required to be filed by them with respect to 1996, the Company believes that all reporting requirements under Section 16(a) for 1996 and prior years were met in a timely manner by its directors, executive officers and greater than 10% shareholders.

PARTICIPATION IN INVESTOR-OWNED RELOCATABLE MODULAR OFFICE PROGRAMS

    Please refer to the material appearing under "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above for a description of Robert P. McGrath's involvement in the Company's investor-owned relocatable modular office programs.

INDEMNIFICATION AGREEMENTS

    The Company has entered into Indemnification Agreements with each of its directors and executive officers. These Agreements require the Company to indemnify its officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his service to the Company.

CONTROL

    By virtue of their positions in the Company and ownership of the Company's Common Stock, Robert P. McGrath and Joan M. McGrath may be deemed "control persons" of the Company as that term is defined under the Securities Act of 1933, as amended.

FAMILY RELATIONSHIPS

    There are no family relationships between any director or executive officer of the Company except that Robert P. McGrath and Joan M. McGrath are husband and wife.

                    DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented at the Company's 1998 Annual Meeting must be received by the Company no later than December 29, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Dated:  April 24, 1997                                THE BOARD OF DIRECTORS

                                   MCGRATH RENTCORP
                                        PROXY

  THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 5, 1997 AT 2:00 P.M., LOCAL TIME, AT THE MCGRATH RENTCORP CORPORATE HEADQUARTERS LOCATED AT 2500 GRANT AVENUE, SAN LORENZO, CALIFORNIA 94580.

The undersigned hereby constitutes and appoints Robert P. McGrath and Delight Saxton, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.


         / / FOR the election of Bryant J. Brooks, Joan M. McGrath, Robert P. McGrath, Delight Saxton and Ronald H. Zech as directors (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME);
    OR


        / / TO WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

    PROPOSAL NO.2: Approval of amending McGrath RentCorp's Bylaws to increase the authorized number of directors to a variable number not less than four (4) nor greater than seven (7).




              / /   FOR      / /   AGAINST     / /   ABSTAIN

    PROPOSAL NO.3: Approval of the appointment of Arthur Andersen LLP as McGrath RentCorp's independent public accountants for the year ending December 31, 1997.




              / /   FOR      / /   AGAINST     / /   ABSTAIN


The Board of Directors recommends a vote FOR the nominees named above and FOR Proposals Nos. 2 and 3. The shares represented by this Proxy will be voted as directed above; IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSALS. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 1996 Annual Report to Shareholders furnished with this Proxy.

Dated:             , 1997
      -------------


                                  -------------------------------------------
                                                SIGNATURE




                                  -------------------------------------------
                                                SIGNATURE
                                  Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                      PLEASE RETURN THIS SIGNED AND DATED PROXY
                        IN THE ACCOMPANYING ADDRESSED ENVELOPE